As filed with the Securities and Exchange Commission on April 16, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________

________________________________

Diamond S Shipping Inc.

(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	98-1480128 (I.R.S. Employer Identification Number)

Diamond S Shipping Inc.
33 Benedict Place

Greenwich, Connecticut 06830

(203) 413-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Craig H. Stevenson, Jr.

Chief Executive Officer, President and Director

Diamond S Shipping Inc.

33 Benedict Place

Greenwich, Connecticut 06830

(203) 413-2000
(Name, address and telephone
number of agent for service)

________________________________

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

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Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common shares, par value $0.001 per share
Preferred Shares
Debt Securities(4)
Warrants(5)
Rights(6)
Purchase Contracts(7)
Units(8)
Primary Offering Total			$500,000,000	(1)(2)	$64,900	(3)
Secondary Offering
Common shares, par value $0.001 per share	15,122,738 shares	(9)	$158,939,976	(10)	$20,630.41	(10)
TOTAL			$658,939,976		$85,530.41	(11)

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price for all securities of $500,000,000. Also includes such indeterminate amount of securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, convertible or exchangeable securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction II.D of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Diamond S Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act using the current SEC fee rate of 0.0001298.

(4)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(6)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(8)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000. Units may consist of any combination of the securities offered by Diamond S Shipping Inc. registered hereunder.

(9)	Pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate amount of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the registrant’s common shares as reported on the New York Stock Exchange on April 13, 2020, which was $10.51.

(11)	Pursuant to Rule 457(p) under the Securities Act, the total registration fee due is offset by $16,142.98, representing the filing fee previously paid by Diamond S Shipping Inc. with respect to 12,589,120 of Diamond S Shipping Inc.’s common shares registered and unsold pursuant to the Registration Statement on Form S-1 (File No. 333-233939) filed with the SEC on September 26, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

Prospectus

Subject to completion, dated April 16, 2020

$500,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights and Units

and 15,122,738 of Our Common Shares Offered by the Selling Shareholders

Diamond S Shipping Inc.

Through this prospectus, we may periodically offer:

(1) our common shares;

(2) our preferred shares;

(3) our debt securities;

(4) our warrants;

(5) our purchase contracts;

(6) our rights; and

(7) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $500,000,000.

In addition, the Selling Shareholders named in this prospectus and their respective donees, pledgees, transferees, distributees, designees or other successors in interest may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 15,122,738 of our common shares, that were previously acquired by the Selling Shareholders. The Selling Shareholders or their respective donees, pledgees, transferees, distributees, designees or other successors in interest may, from time to time, sell, transfer or otherwise dispose of any or all of these common shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholders and the times and manners in which they may offer and sell our common shares are described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of the common shares, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares, par value $0.001 per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “DSSI.”

An investment in these securities involves risks. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 6 of this prospectus, and other risk factors contained any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, rights, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. In addition, the Selling Shareholders may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 15,122,738 of our common shares, as described in this prospectus. This prospectus provides you with a general description of the securities we or the Selling Shareholders may offer. We will provide updated information if required whenever we or the Selling Shareholders offer our securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement do not and will not contain all the information provided in the registration statement that we filed with the SEC. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under "Where You Can Find Additional Information."

We and the Selling Shareholders have not authorized any person to provide information other than that provided in this prospectus and the documents incorporated by reference. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Information contained on our website, or any other website, does not constitute part of this prospectus. We and the Selling Shareholders may not sell these securities until the registration statement filed with the SEC is effective. We and the Selling Shareholders are not making an offer to sell securities in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless otherwise indicated, references to “Diamond S,” the “Company,” “we,” “our,” “us,” or similar terms refer to Diamond S Shipping Inc. and its subsidiaries. Unless otherwise indicated, all references to "U.S. dollars," "USD," and "$" in this prospectus are to the lawful currency of the United States of America. The term “Selling Shareholders” refers to the shareholders described in the section entitled “Selling Shareholders” beginning on page 11 of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the more detailed information that appears later in this prospectus, including the section entitled “Risk Factors” beginning on page 6 of this prospectus, and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020, and incorporated by reference herein, before making an investment in our securities.

Our Company

We provide seaborne transportation of crude oil, refined petroleum and other products in the international shipping markets. As of the date of this prospectus, we operated a fleet of 66 vessels with an aggregate of approximately five million deadweight tons (“dwt”) in carrying capacity. Our vessel operations are composed of two segments: crude tankers, which consists of 15 Suezmax vessels and one Aframax vessel, and product tankers, which consists of 50 medium range (“MR”) vessels.

We are one of the largest publicly listed owners and operators of crude and product tankers in the world. The average age of our overall fleet as of April 13, 2020 is approximately 9.5 years weighted by dwt and ownership for the calendar year 2020. Our MR fleet has an average age of approximately 11.5 years as of April 13, 2020, which is approximately equal to the global MR fleet average age. Our Suezmax fleet has an average age of approximately 7.6 years as of April 13, 2020, which compares favorably to the industry average Suezmax age of approximately 10.1 years.

Our fleet of 66 vessels as of the date of this prospectus is active in the market and earning revenue. We do business with large, well-established charterers, which include fully integrated oil companies (oil majors), smaller oil companies (refiners), oil traders, large oil distributors, governments and government agencies, and storage facility operators.

We operate vessels in both spot and time charter markets, with approximately 18% of the fleet on time charter with average remaining charter length of 0.8 years as of April 13, 2020. We believe this mix of spot exposure and time charters positions us favorably to benefit from the current rising charter rate environment, while enhancing our ability to maintain an attractive level of cash flows due to the fixed monthly revenue we receive from our time charter agreements.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding non-binding advisory “say-on-pay” votes on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, the trading market for those securities may be reduced, and the prices of those securities may be traded at lower prices and experience greater volatility.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Emerging growth companies may also take advantage of an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board that require mandatory audit firm rotation or a supplement to the auditors’ report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer. We intend to take advantage of the benefits of this extended transition period for as long as it is available. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Section 107 of the JOBS Act provides that the decision not to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of effectiveness of our registration statement on Form 10; (ii) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more (as adjusted every five years for inflation); (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended.

Securities the Selling Shareholders May Offer

The Selling Shareholders may sell, in one or more offerings pursuant to the registration statement of which this prospectus forms a part, up to an aggregate of 15,122,738 of our common shares. We will not receive any of the proceeds from the sale of these securities by the Selling Shareholders.

A prospectus supplement may describe the amounts, prices and type of transaction in which the Selling Shareholders may offer securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

CORPORATE INFORMATION

We were incorporated in the Republic of the Marshall Islands on November 14, 2018 as Athena SpinCo Inc. and subsequently renamed Diamond S Shipping Inc. on March 7, 2019. We were formed for the purpose of receiving, via contribution from Capital Product Partners L.P. (“CPLP”), CPLP’s crude and product tanker business and combining that business with the business and operations of DSS Holdings L.P. (“DSS LP”) pursuant to the Transaction Agreement, dated as of November 27, 2018 (as amended, the “Transaction Agreement”), by and among CPLP, DSS LP, Diamond S and the other parties named therein. Such contribution and combination, together with the other transactions contemplated by the Transaction Agreement, are referred to herein as the “Transactions.” The Transactions closed on March 27, 2019 and the Diamond S common shares commenced trading on NYSE on March 28, 2019.

Our principal executive offices are located at 33 Benedict Place, Greenwich, Connecticut 06830. Our telephone number at that address is (203) 413-2000. Our website is www.diamondsshipping.com. The information contained on our website is not a part of this registration statement.

OTHER INFORMATION

Because we are incorporated under the laws of Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that is incorporated by reference herein and the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” in this prospectus for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any supplement to this prospectus, including documents incorporated by reference herein and therein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will,” “plans,” “expects,” “may,” “should,” “intends,” “believes,” “seeks,” “estimates,” “anticipates,” or by variations of such words or by similar expressions. There can be no assurance that such forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause our actual results or conditions to differ materially from those expressed or implied by such forward-looking statements.

The following important factors, and those important factors described elsewhere in this prospectus, could affect (and in some cases have affected) our actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	the cyclicality of the tanker industry;
•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;
•	risks related to an oversupply of tanker vessels;
•	the length and severity of the recent novel coronavirus (COVID-19) outbreak, including its impact on the demand for seaborne transportation of petroleum products;
•	changes in fuel prices, including as a result of the imposition of sulfur oxide emissions limits in 2020 under new regulations adopted by the IMO;
•	decreases in the market values of tanker vessels;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	risks related to the management of our growth strategy, counterparty risks and customer relations with key customers;
•	our ability to meet obligations under time charter agreements;
•	dependence on third-party managers and a limited number of customers;
•	our liquidity, level of indebtedness, operating expenses, capital expenditures and financing;
•	our credit facilities;
•	risk of loss, including potential liability from future litigation and potential costs due to environmental damage, vessel collisions and business interruptions;
•	general domestic and international political conditions or events, including “trade wars”;
•	risks related to war, terrorism and piracy;
•	risks related to the acquisition, modification and operation of vessels;
•	future supply of, and demand for, refined products and crude oil, including relating to seasonality;
•	risks related to our insurance, including adequacy of coverage and increased premium payments;
•	risks related to tax rules applicable to us;
•	our ability to clear the oil majors’ risk assessment processes;
•	future refined product and crude oil prices and production;
•	the carrying values of our vessels and the potential for any asset impairments;
•	our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under time charter;
•	our continued ability to successfully employ our vessels;
•	failure to maintain effective internal control over financial reporting;
•	our ability to implement our business strategy and manage planned growth; and
•	substantial sales of our common shares;
•	our ability to meet financial projections;
•	conflicts of interest between our significant shareholders and our other shareholders;
•	risks related to our common shares, including low liquidity and high volatility;

•	our ability to retain and hire key personnel;
•	risks related to being an independent public company and an emerging growth company, including with respect to accounting practices and policies;
•	failure to comply with the U.S. Foreign Corrupt Practices Act of 1977;
•	risks related to our corporate governance, including the difficulty of changing the composition of our board of directors;
•	the lack of shareholder rights due to being incorporated in the Republic of the Marshall Islands;
•	the risk that it may be difficult to serve process or enforce a U.S. judgment against us;
•	other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019; and
•	other risks and uncertainties disclosed in our reports filed from time to time with the SEC under the Exchange Act.

Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk. When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus and in our other SEC filings. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to publicly update or revise these statements, except as required by applicable law. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions or updates to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2019, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.” The occurrence of one or more of those risk factors could significantly and negatively affect our business, financial condition and results of operations and our ability to pay dividends, and could lower the trading price of our common shares. As a result, you may lose part or all of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement.

We will not receive any proceeds from sales of our common shares by the Selling Shareholders.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by us pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which our securities are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise. In addition, the Selling Shareholders, which as used herein includes donees, pledgees, partners, members, transferees, distributees, designees or other successors in interest, and their respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, distribution, dividend or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common shares offered by the Selling Shareholders pursuant to this prospectus, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in over the counter market, through underwriters, through agents, to dealers or in private transactions, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.

In addition, we may sell some or all of our securities included in this prospectus, and the Selling Shareholders may sell, transfer or otherwise dispose of some or all of our common shares offered by the Selling Shareholders pursuant to this prospectus, through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	a distribution by way of dividend or otherwise to our existing shareholders or existing shareholders, partners or members of the Selling Shareholders;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; or

•	trading plans entered into by the Selling Shareholders or us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholders may enter into options or other types of transactions that require us or the Selling Shareholders to deliver the securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the Selling Shareholders may enter into hedging transactions with respect to our securities. For example, we or the Selling Shareholders may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	enter into option or other types of transactions that require us or the Selling Shareholders to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or the Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

We or the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities pledged by us or the Selling Shareholders or borrowed from us or the Selling Shareholders to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. If we or the Selling Shareholders default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgees. The list of Selling Shareholders may similarly be amended to include any donee, transferee or successor of the Selling Shareholders. Additionally, securities may be exchanged pursuant to this prospectus for satisfaction of the Selling Shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.

The Selling Shareholders and any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Exchange Act, may apply to sales by any broker dealers or other persons acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act. A Selling Shareholder who is deemed to by the SEC to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

As a result, we have informed the Selling Shareholders that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act, may apply to sales of our common shares by the Selling Shareholders in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus, and we know of no existing arrangements between any Selling Shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the securities offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the common shares offered by the Selling Shareholders pursuant to this prospectus. There can be no assurance that any Selling Shareholder will sell any or all of the common shares offered by the Selling Shareholders pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the names of the Selling Shareholders, if applicable, the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us or the Selling Shareholders, if applicable, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement. If common shares offered by the Selling Shareholders pursuant to this prospectus are sold through underwriters or broker-dealers, each Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such Selling Shareholder’s common shares. Each Selling Shareholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common shares to be made directly or through agents. In order to comply with the securities laws of certain states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Pursuant to the Registration Rights Agreement (as defined herein), we are obligated to provide customary indemnification to the Selling Shareholders. In addition, we have agreed to pay all reasonable expenses incidental to the registration of the securities, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of securities by the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus relates to, among other things, the proposed sale from time to time of up to an aggregate of 15,122,738 of our common shares by the Selling Shareholders named in the table below. Among other things, we have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholders to offer these securities for resale or transfer from time to time as set forth above in “Plan of Distribution.”

The Selling Shareholders acquired the common shares in connection with the Transactions and the common shares are being registered pursuant to a registration rights agreement (the “Registration Rights Agreement”) that was entered into upon the closing of the Transactions.

The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our common shares. The table is based upon information provided by the Selling Shareholders and other publicly available information. The table assumes that all of the shares being offered by the Selling Shareholders pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus, and as a result the actual number of shares that will be held by the Selling Shareholders upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholder	Securities Beneficially Owned Before Offering(1)	Percentage of Class Prior to the Offering (2)	Total Securities Offered Hereby	Securities Beneficially Owned Following the Offering(1)	Percentage of Class Following the Offering(2)
WL Ross & Co. LLC(3)	9,039,260	22.4%	8,940,130	99,130	0.2%
First Reserve(4)	3,549,860	8.8%	3,549,860	–	–
Evangelos M. Marinakis(5)	2,797,744	6.9%	2,394,003	403,741	1.0%
Pecos Shipping LLC(6)	207,812	0.5%	207,812	–	–
Hui-Chi Chang	1,792	*	1,792	–	–
Jasneet Manaise	2,522	*	2,522	–	–
Raghvan Narashimhan	3,783	*	3,783	–	–
Directors and Executive Officers:
Craig H. Stevenson, Jr.(7)	418, 202	1.0%	207,812	210,390	0.5%
Michael G. Fogarty	58,278	0.1%	10,089	48,189	0.1%
Sanjay Sukhrani	59,917	0.1%	12,747	47,170	0.1%

*	The percentage of shares beneficially owned is less than 0.1%.

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities.
(2)	Calculated based on 40,332,205 common shares outstanding as of April 13, 2020.
(3)	Represents 5,235,125 shares held directly by WLR Recovery Fund IV DSS AIV, L.P., 1,197,357 shares held directly by WLR Recovery Fund V DSS AIV, L.P., 1,788,026 shares held directly by WLR Select Co-Investment, L.P., 688,986 shares held directly by WLR/GS Master Co-Investment, L.P., 19,390 shares held directly by WLR IV Parallel ESC, L.P. and 11,246 shares held directly by WLR V Parallel ESC, L.P. (collectively, the “WLR Investors”). WLR Recovery Associates IV DSS AIV GP, Ltd. is the general partner of WLR Recovery Associates IV DSS AIV, L.P., which in turn is the general partner of WLR Recovery Fund IV DSS AIV, L.P. WLR Recovery Associates V DSS AIV GP, Ltd. is the general partner of WLR Recovery Associates V DSS AIV, L.P., which in turn is the general partner of WLR Recovery Fund V DSS AIV, L.P. WLR Select Associates DSS GP, Ltd. is the general partner of WLR Select Associates DSS, L.P., which in turn is the general partner of WLR Select Co-Investment, L.P. WLR Master Co-Investment GP, LLC, is the general partner of WLR/GS Master Co-Investment, L.P. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which is the general partner of WLR IV Parallel ESC, L.P. Invesco Private Capital, Inc. is the managing member of INVESCO WLR V Associates LLC, which is the general partner of WLR V Parallel ESC, L.P. The address of each of the entities identified in this note is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036. WL Ross & Co. LLC serves as the investment manager to the funds that hold these shares.

(4)	Represents 3,487,257 shares held directly by First Reserve Fund XII, L.P. and 62,603 shares held directly by FR XII-A Parallel Vehicle, L.P. (together, the “First Reserve Investors”). First Reserve GP XII Limited (“XII Limited”) is the general partner of First Reserve GP XII, L.P. (“XII GP”), which in turn is the general partner of each First Reserve Investor. XII Limited and XII GP disclaim beneficial ownership of all the shares held or controlled by each First Reserve Investor. The address of each of the entities identified in this note is c/o First Reserve, 290 Harbor Drive, Stamford, CT 06902.
(5)	Represents the number of shares held by Capital Maritime & Trading Corp. (“Capital Maritime”), Capital GP L.L.C. (“Capital GP”) and Crude Carriers Investments Corp. (“CCIC”) that may be deemed to be beneficially owned by the Marinakis family, including Evangelos M. Marinakis. Capital Maritime beneficially owns 2,236,080 shares, including 239,414 shares through its ownership of Capital GP, and CCIC holds 322,250 shares. The address of each of the persons identified in this note is c/o Capital Maritime & Trading Corp., 3 Iassonos Street Piraeus, 18537, Greece.
(6)	Craig H. Stevenson, Jr. has sole voting and investment power over the shares held of record by Pecos Shipping LLC (“Pecos”). Mr. Stevenson is the controlling member of Pecos, which shall not be deemed an admission that Mr. Stevenson is the beneficial owner of these shares, except to the extent of his pecuniary interest. The address for Pecos is c/o Diamond S Management LLC, 33 Benedict Place, Greenwich, CT 06830.
(7)	Includes 207,812 shares held directly by Pecos. See footnote (6).

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated articles of incorporation (the “Articles of Incorporation”) and amended and restated bylaws (“Bylaws”). The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to refer to our Articles of Incorporation and Bylaws for additional information.

Purpose

The Company’s purpose, as stated in our Articles of Incorporation, is to engage in any lawful act or activity for which corporations now or hereafter may be organized under the Business Corporations Act of the Republic of the Marshall Islands (the “BCA”). The Articles of Incorporation and Bylaws do not impose any limitations on the ownership rights of the Company’s shareholders.

Authorized Capitalization

Under the Company’s Articles of Incorporation, its authorized capital stock consists of 100,000,000 common shares, par value $0.001 per share, of which 40,332,205 shares were issued and outstanding as of April 13, 2020, and 10,000,000 preferred shares, par value $0.001 per share, of which no shares were issued or outstanding as of April 13, 2020.

Common Stock

Subject to the rights of the holders of any series of preferred shares, the holders of our common shares are entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each common share held of record by such holder as of the record date for such meeting. Our Articles of Incorporation prohibit cumulative voting. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of common shares are entitled to receive pro rata the Company’s remaining assets available for distribution. Except as otherwise provided in a preferred share designation made by our board of directors, no holder of shares of the Company of any class, now or hereafter authorized, will have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Preferred Stock

Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and any rate adjustments;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Anti-Takeover Effect of Certain Provisions of the Company’s Articles of Incorporation and Bylaws

Several provisions of our Articles of Incorporation and Bylaws, which are summarized herein, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interests and (2) the removal of incumbent officers and directors.

Blank Check Preferred Shares

Under the terms of our Articles of Incorporation, our board of directors has authority, without any further vote or action by the Company’s shareholders, to issue up to 10,000,000 blank check preferred shares. Our board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management.

Election and Removal of Directors

Our Articles of Incorporation prohibit cumulative voting in the election of directors. Our Bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Articles of Incorporation also provide that the Company’s directors may be removed by the shareholders only for cause or pursuant to a plan of merger, consolidation or reorganization approved by the shareholders. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

As described above, our Articles of Incorporation and Bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders. Our Articles of Incorporation and Bylaws provide that, unless otherwise prescribed by law, special meetings of our shareholders may only be called by the chairman of board of directors, the chief executive officer or the secretary at the written request of a majority of the number of directors that the Company would have if there were no vacancies on the board of directors. The business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of the Company’s board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be delivered to or mailed and received by the Company’s Secretary at our principal executive offices not less than 90 days nor more than 120 calendar days prior to the one-year anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Limitations on Ownership

Under our Articles of Incorporation and Marshall Islands law generally, there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.

Marshall Islands Tax Considerations

Under current Marshall Islands law, there are no capital gains, income, estate or withholding taxes imposed by the Marshall Islands on shareholders of our common shares with respect to (i) gains from the sale of our common shares or (ii) dividends in respect of our common shares. Currently there is no income tax treaty between the Marshall Islands and the United States.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

Listing

Our common shares are listed on the NYSE under the trading symbol “DSSI.”

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act reports as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares and/or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.

Substantially all of our and our subsidiaries’ assets are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and other legal matters relating to United States, New York and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The sections included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 which have been attributed to Fearnleys AS, including the section entitled “The International Tanker Industry,” have been reviewed by Fearnleys AS, which has confirmed to us that such sections accurately describe the international tanker industry, subject to the availability and reliability of the data supporting the statistical information provided.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities offered by this prospectus. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 we filed. Although we believe that we have accurately summarized the material terms of documents filed as exhibits to the registration statement, you should read those exhibits for a complete statement of their provisions. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We file periodic reports, proxy statements and other information with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with, and furnished to, the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. We incorporate by reference the documents listed below:

•	Our Current Report on Form 8-K, filed with the SEC on April 16, 2020;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A filed on April 16, 2020;

•	The description of capital stock contained in Amendment No. 2 to the Registration Statement on Form 10, filed with the SEC on March 11, 2019, as supplemented by the section entitled “Description of Capital Stock” in this prospectus; and

•	All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

This prospectus may contain information that updates or modifies information in one or more of the documents incorporated by reference in this prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website at www.diamondsshipping.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to any website does not constitute incorporation by reference of the information contained therein. We do not consider information contained on, or that can be accessed through, any website to be part of this prospectus or the related registration statement. You may request a paper copy of our SEC filings, at no cost, by writing to or telephoning us at the following address:

Diamond S Shipping Inc.

33 Benedict Place

Greenwich, Connecticut 06830

(203) 413-2000 (telephone number)

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations or their shareholders for monetary damages for breaches of directors’ fiduciary duties, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director received an improper personal benefit. Our Articles of Incorporation include a provision that eliminates the personal liability of directors for or with respect to any acts or omissions in the performance of his or her duties as a director to the fullest extent permitted by law.

Our Articles of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Diamond S Shipping Inc.

Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units

15,122,738 Common Shares Offered by the Selling Shareholders

PROSPECTUS

                 , 2020

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the estimated expenses of the issuance and distribution of the securities being registered under this registration statement, all of which will be paid by us.

SEC registration fee		$85,530.41
FINRA filing fee	$	*
NYSE Supplemental Listing Fee	$	*
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar fees	$	*
Miscellaneous costs	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 8-K that is incorporated by reference into this registration statement, if applicable.

Item 15.  Indemnification of Directors and Officers

Limitations on Liability and Indemnification of Officers and Directors

The Company is a corporation incorporated and existing under the laws of the Republic of the Marshall Islands. Section 60 of the BCA provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe such person’s conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Company’s Articles of Incorporation include a provision that eliminates the personal liability of directors for monetary damages to the Company for actions taken as a director to the fullest extent permitted by the BCA.

The Company’s Articles of Incorporation also provide that the Company must indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such persons will be indemnified and held harmless by the Company to the fullest extent permitted or required by the BCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

The Company’s Articles of Incorporation also expressly authorize the advancement of certain expenses (including attorneys’ fees and expenses) to directors and officers and the carrying of directors’ and officers’ insurance providing indemnification for the Company’s directors and officers.

The Company expects to enter into indemnification agreements with its directors and officers that will provide for indemnification to the fullest extent permitted by the laws of the Republic of the Marshall Islands.

Item 16. Exhibits

(a)       Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement

2.1	Transaction Agreement, dated as of November 27, 2018 (the “Transaction Agreement”) by and among DSS Holdings L.P. DSS Crude Transport Inc., DSS Products Transport Inc., Diamond S Technical Management LLC, Capital Product Partners L.P., Athena SpinCo Inc., Athena Mergerco 1 Inc., Athena Mergerco 2 Inc., Athena Mergerco 3 LLC, and Athena Mergerco 4 LLC (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form 10, initially filed on December 21, 2018 (the “Form 10”))†

2.2	Amendment No. 1 to the Transaction Agreement, dated as of March 7, 2019 (incorporated by reference to Exhibit 2.2 of the Form 10)

3.1	Amended and Restated Articles of Incorporation of Diamond S Shipping Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on March 21, 2019 (the “March 21 Form 8-K”))

3.2	Amended and Restated Bylaws of Diamond S Shipping Inc. (incorporated by reference to Exhibit 3.2 of the March 21 Form 8-K)

4.1	Registration Rights Agreement, dated March 27, 2019 (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed on March 29, 2019 (the “March 29 Form 8-K”))

4.2	Director Designation Agreement, dated March 27, 2019, by and among the Company, Capital Maritime & Trading Corp., Crude Carriers Investments Corp. and Capital GP L.L.C. (incorporated by reference to Exhibit 10.2 of the March 29 Form 8-K)

4.3	Director Designation Agreement, dated March 27, 2019, by and between the Company and WL Ross & Co. LLC (incorporated by reference to Exhibit 10.3 of the March 29 Form 8-K)

4.4	Director Designation Agreement, dated March 27, 2019, by and among the Company, First Reserve Fund XII, L.P. and First Reserve XII-A Parallel Vehicle, L.P. (incorporated by reference to Exhibit 10.4 of the March 29 Form 8-K)

4.5	Form of Common Share Certificate

4.6*	Form of Warrant

4.7*	Form of Preferred Share Certificate

4.8*	Form of Purchase Contract

4.9*	Form of Rights Agreement

4.10	Form of Senior Debt Securities Indenture

4.11	Form of Subordinated Debt Securities Indenture

4.12*	Form of Unit Agreement

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company

8.1	Opinion of Seward & Kissel LLP, with respect to certain U.S. tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1)

23.3	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 8.1)

23.4	Consent of Fearnleys AS

24.1	Powers of Attorney (incorporated by reference to the signature page of this Registration Statement)

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture (senior indenture)

25.2**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture (subordinated indenture)

†	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein, if applicable.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

(b)	Financial Statements

The financial statements incorporated by reference into this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i)-(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)	Not applicable.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g) Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of April, 2020.

DIAMOND S SHIPPING INC.

By:	/s/ Craig H. Stevenson, Jr.
Name: Craig H. Stevenson, Jr.
Title: President, Chief Executive Officer and Director

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Horton, Filana R. Silberberg or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 16, 2020.

Signature	Title

/s/ Craig H. Stevenson, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)
Craig H. Stevenson, Jr.

/s/ Kevin M. Kilcullen	Chief Financial Officer (Principal Financial and Accounting Officer)
Kevin M. Kilcullen

/s/ Alexandra Kate Blankenship	Director
Alexandra Kate Blankenship

/s/ Gerasimos G. Kalogiratos	Director
Gerasimos G. Kalogiratos

/s/ Harold L. Malone III	Director
Harold L. Malone III

/s/ Nadim Z. Qureshi	Director
Nadim Z. Qureshi

/s/ Bart H. Veldhuizen	Director
Bart H. Veldhuizen

/s/ George Cambanis	Director
George Cambanis